EXHIBIT 8.1

LIST OF SUBSIDIARIES

NAME	JURISDICTION OF ORGANIZATION
IFCO Systems Management GmbH	Germany
IFCO Systems GmbH	Germany
Gelog AG	Switzerland
GISO Verwaltungsgesellschaft mbH & Co. Behälterleasing KG	Germany
IFCO Argentina S.A.	Argentina
IFCO Systems Espana S.A.	Spain
IFCO do Brasil Embalagens LTDA	Brazil
IFCO Systems France S.A.S	France
IFCO Systems Italia S.r.L	Italy
IFCO Systems Japan, Inc	Japan
IFCO Systems Asia, Ltd.	Hong Kong
IFCO Systems (Schweiz) AG	Switzerland
IFCO Systems Skandinavien A/S	Denmark
IFCO Systems Österreich GmbH	Austria
IFCO Lojistik Sistemleri Tic. Ltd. Sti.	Turkey
IFCO Systems UK Ltd	United Kingdom
IFCO Online AG	Germany
DELICA Container Systems Inc	Japan
IFCO Systems North America, Inc.	Delaware, U.S.A.
AZ Pallet, Inc	Delaware, U.S.A.
Black River Forest Products, Inc.	Wisconsin, U.S.A.
IFCO Systems Waterloo, WI, Inc.	Wisconsin, U.S.A.
IFCO Systems Arizona, Inc	Delaware, U.S.A.
IFCO Systems California, Inc	California,U.S.A.
IFCO Systems Canada, Inc	Ontario, Canada
IFCO Systems de Mexico, S. de R.L. de C.V.	Mexico
IFCO Systems Florida, Inc.	Florida, U.S.A.
IFCO Systems Iowa, Inc.	Delaware, U.S.A.
IFCO Systems Louisiana, Inc.	Delaware, U.S.A.
IFCO Systems Ohio, Inc.	Delaware, U.S.A.
IFCO Systems Pennsylvania, Inc.	Delaware, U.S.A.
IFCO Systems Virginia, Inc.	Virginia, U.S.A.
IFCO Pooling Services, Inc.	Delaware, U.S.A.

NAME	JURISDICTION OF ORGANIZATION
IFCO-U.S., L.L.C.	Delaware, U.S.A.
IFCO Systems Maine, Inc.	Maine, U.S.A.
IFCO Systems Wisconsin, Inc.	Wisconsin, U.S.A.
NLD, Inc.	Delaware, U.S.A.
NLP Transport, Inc.	Delaware, U.S.A.
PalEx Texas Holdings, Inc.	Delaware, U.S.A.
PalEx-Texas, Inc.	Delaware, U.S.A.
PalEx-Texas, L.P.	Texas, U.S.A.
Pallet Management Services, Inc.	Delaware, U.S.A.
Schoeller-U.S., Inc.	Delaware, U.S.A.
IFCO Systems North Carolina, Inc.	North Carolina, U.S.A.
IFCO Systems Indiana, Inc.	Indiana, U.S.A.
IFCO Systems Western Region, Inc.	California, U.S.A.
IFCO Systems Butner, Inc.	Delaware, U.S.A.
Valley Crating and Packaging, Inc.	Delaware, U.S.A.
IFCO Systems Holding Company, Inc.	Delaware, U.S.A.
IFCO Systems Minneapolis, Inc.	Minnesota, U.S.A.
ERC Systems, Inc.	Colorado, U.S.A.
IFCO Systems South Carolina, Inc	Delaware, U.S.A.
Montebello IFCO Systems, Inc.	Delaware, U.S.A.
IFCO Systems Chicago, Inc.	Illinois, U.S.A.
IFCO Systems Zellwood, Inc	Florida, U.S.A.
IFCO Systems Georgia, Inc.	Florida, U.S.A.
IFCO Systems Illinois, Inc.	Illinois, U.S.A.
IFCO Systems Miami, Inc	Delaware, U.S.A.
IFCO Systems Michigan, Inc	Michigan, U.S.A.
IFCO Systems Minnesota, Inc	Minnesota, U.S.A.
IFCO Systems Charlotte, Inc.	Delaware, U.S.A.
IFCO Systems Washington, Inc	Delaware, U.S.A.
IFCO Systems Container LLC	Colorado, U.S.A.
IFCO Systems Kansas, Inc	Delaware, U.S.A.
Bromley Acquisition Company, Inc	Delaware, U.S.A.
DSF Realty I, Inc	Delaware, U.S.A.
DSF Realty II, Inc	Delaware, U.S.A.